UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2017

Enviva Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01.                Completion of Acquisition or Disposition of Assets.

On October 2, 2017, Enviva Partners, LP, a Delaware limited partnership (the “Partnership”) and an indirect subsidiary of Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”), consummated the transactions contemplated by the previously announced Contribution Agreement (the “Contribution Agreement”), dated as of May 8, 2017, by and between the Partnership and Enviva Wilmington Holdings, LLC, a Delaware limited liability company (the “Hancock JV”) that is a joint venture between Enviva Holdings, Hancock Natural Resource Group, Inc. and certain other affiliates of John Hancock Life Insurance Company. Pursuant to the Contribution Agreement, the Hancock JV indirectly contributed to Enviva, LP, a Delaware limited partnership and a wholly owned subsidiary of the Partnership, all of the issued and outstanding limited liability company interests (the “Contributed Interests”) in Enviva Port of Wilmington, LLC, a Delaware limited liability company (“Wilmington”), for an initial payment of $56.0 million, subject to certain adjustments. In addition, the Contribution Agreement contemplates that Wilmington will enter into a long-term terminal services agreement (the “Wilmington Hamlet TSA”) with the Hancock JV and Enviva Pellets Hamlet, LLC, a Delaware limited liability company and wholly owned subsidiary of the Hancock JV (“Hamlet”), to receive, store, and load wood pellets from Hamlet’s proposed production plant in Hamlet, North Carolina (the “Hamlet plant”) when the Hancock JV completes construction of the Hamlet plant. Pursuant to the Contribution Agreement, following notice of the anticipated first delivery of wood pellets to the Wilmington terminal from the Hamlet plant, Wilmington, Hamlet, and the Hancock JV would enter into the Wilmington Hamlet TSA and the Partnership would make a final payment of $74.0 million to the Hancock JV, subject to certain adjustments, as deferred consideration for the contribution of the Contributed Interests.

Item 7.01.                Regulation FD Disclosure.

On October 2, 2017, the Partnership issued a press release announcing that it had consummated the transactions contemplated by the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement on Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated October 2, 2017

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated October 2, 2017

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: October 2, 2017

	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary